UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2010 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 7.01 Regulation FD Disclosure

On May 3, 2010, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Preliminary voting results on matters properly brought before the annual meeting of shareholders are set forth below:

Total Outstanding Shares as of Record Date:  162,927,521                         Shares Voted at Meeting:  137,896,910

Proposal 1: Election of Directors:

Gregory T. Bier		Linda W. Clement-Holmes		Douglas S. Skidmore		Larry R. Webb
128,851,374	For	129,503,832	For	129,537,067	For	122,385,454	For
1,669,189	Withheld	1,016,731	Withheld	983,496	Withheld	8,135,109	Withheld

Proposal 2: Amendment of Articles of Incorporation to Declassify Board:

135,003,354 For	2,565,261 Against	328,294 Abstain

Proposal 3: Amendment of Code of Regulations to Add Advance Notice Provisions:

130,284,604 For	7,385,873 Against	226,431 Abstain

Proposal 4:  Ratify Selection of Independent Registered Public Accounting Firm:

136,649,161 For	1,128,245 Against	119,504 Abstain

This report should not be deemed an admission as to the materiality of any information contained in the news release.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1– News release dated May 3, 2010, titled “Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: May 3, 2010	/s/Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
Chief Financial Officer, Senior Vice President, Secretary and Treasurer